UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2026

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 8, 2026, Clene Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors, existing stockholders of the Company, and certain of the Company’s directors for the sale of (i) 928,333 shares of the Company’s common stock, par value $0.0001 per share (“common stock”), (ii) warrants to purchase up to 1,114,000 shares of the Company’s common stock (the “Series A Warrants”) and (iii) warrants to purchase up to 2,599,333 shares of the Company’s common stock (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”). The closing date was January 13, 2026 (the “Closing Date”). The shares of common stock and Warrants were sold in units, with each unit consisting of one share of common stock, one Series A Warrant, and one Series B Warrant. Each unit was sold at a price of $6.50. The shares of common stock and the accompanying Warrants were issued separately but could only be purchased together in the offering.

The Warrants are immediately exercisable and have an initial exercise price equal to $6.00 per share. The exercise price of the Series A Warrants will increase to $7.00 per share if (i) the Series A Warrant is exercised prior to the Company’s public announcement of the U.S. Food and Drug Administration’s (the “FDA”) posted action date under the Prescription Drug User Fee Act for the Company’s new drug application (“NDA”) for CNM-Au8 (the “Series A Trigger Announcement”), or (ii) the volume weighted average price (“VWAP”) of the Company’s common stock on The Nasdaq Capital Market (“Nasdaq”) equals or exceeds $10.00 on the Series A Price Measurement Date, as defined below (the “Series A Trigger Event”). The “Series A Price Measurement Date” means (A) the trading day on which the Series A Trigger Announcement is made, if such announcement is made prior to 9:00 a.m. (New York City time) on such trading day, or (B) the first trading day immediately following the day on which the day on which the Series A Trigger Announcement is made, if such announcement is made at or after 9:01 a.m. (New York City time) on a trading day or on a day that is not a trading day.

The exercise price of the Series B Warrants will increase to (i) $10.00 per share if the VWAP of the Company’s common stock on Nasdaq equals or exceeds $20.00 on the Series B Price Measurement Date (the “First Series B Trigger Event”), or (ii) $12.50 per share if (A) the VWAP of the Company’s common stock on Nasdaq equals or exceeds $25.00 on the Series B Price Measurement Date (the “Second Series B Trigger Event”), or (B) the Series B Warrant is exercised prior to the Company’s public announcement of its receipt of written approval from the FDA of its NDA for CNM-Au8 in ALS, which announcement shall be made promptly after receipt of such approval (the “Series B Trigger Announcement”). The “Series B Price Measurement Date” means (A) the trading day on which the Series B Trigger Announcement is made, if such announcement is made prior to 9:00 a.m. (New York City time) on such trading day, or (B) the first trading day immediately following the day on which the day on which the Series B Trigger Announcement is made, if such announcement is made at or after 9:01 a.m. (New York City time) on a trading day or on a day that is not a trading day.

The Series A Warrants and the Series B Warrants expire three years and five years from issuance, respectively, unless they are called by the Company as follows: (i) with respect to the Series A Warrants, if on or after the first trading day immediately following the Series A Price Measurement Date, the closing price of the Company’s common stock on Nasdaq is in-the-money (which, for the avoidance of doubt, shall mean greater than the then-effective and applicable exercise price), or (ii) with respect to the Series B Warrants, if on or after the first trading day immediately following the Series B Price Measurement Date, the closing price of the Company’s common stock on Nasdaq is in-the-money (which, for the avoidance of doubt, shall mean greater than the then-effective and applicable exercise price), then the Company shall have the right, for a period of seven business days (such seventh day, the “Call Date”) following such trading date, to redeem or call for cancellation all or any portion of the Warrants for which a notice of exercise has not yet been delivered for consideration equal to $0.01 per Warrant share (the “Redemption Price”). Any portion of the Warrants not exercised by 5:00 p.m. (Eastern time) on the Call Date shall be automatically redeemed by the Company for the Redemption Price and shall thereafter be null and void.

The sale and issuance of the shares of common stock and Warrants was made pursuant to the Company’s registration statement on Form S-3 (file number 333-286058) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2025 and declared effective on April 25, 2025, and the Company’s prospectus supplement relating to this transaction, which was filed with the SEC on January 9, 2026, that forms part of the Registration Statement.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. For 45 days from the date of the Securities Purchase Agreement, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. From the date of the Securities Purchase Agreement until 60 days after the Closing Date, the Company shall not file any registration statement or any amendment or supplement thereto, in each case, other than: (a) this prospectus supplement or (b) a registration statement on Form S-8 in connection with any employee benefit plan. From the date of the Securities Purchase Agreement until six (6) months after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction, as defined in the Securities Purchase Agreement, except the Company may effect “at-the-market” sales from time to time (after the expiration of a customary standstill period).

Pursuant to “lock-up” agreements dated January 9, 2026, the Company’s directors have agreed that, for a period of 45 days beginning on the date of the lock-up agreements, they will not, without the prior written consent of the Placement Agent and subject to certain exceptions outlined in the lock-up agreements, directly or indirectly, (i) sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a Put Equivalent Position (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any Call Equivalent Position (as defined in Rule 16a-1(b) under the Exchange Act), pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any common stock or any securities convertible into or exchangeable or exercisable for common stock, in each case whether now owned or hereafter acquired by such director or with respect to which such director has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) make any demand for, or exercise any right with respect to the registration of any of the Lock-Up Securities, or the filing of any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act, (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, or (iv) publicly announce the intention to do any of the foregoing.

Placement Agency Agreement

On January 8, 2026, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with BTIG, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the exclusive Placement Agent in connection with the Company’s offering of securities. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the securities, but has agreed to use its commercially reasonable “best efforts” to arrange for the sale of all of the securities offered in the offering.

The aggregate gross proceeds to the Company from the issuance and sale of the shares of common stock and Warrants in the offering is expected to be approximately $6.0 million, before deducting the Placement Agent’s fees and expenses and other offering expenses payable by the Company. The Company currently expects to use the net proceeds from the offering, if any, together with its existing cash, for expenses primarily related to general corporate purposes, including to fund the clinical development of its lead drug candidate, CNM-Au8, including the conduct of and continued access to CNM-Au8 in the Company’s on-going and planned clinical trials, including expanded access protocols; potential future commercialization efforts, and future regulatory activities including preparation of regulatory filings; and for additional early-stage research and development activities.

The Company agreed to pay the Placement Agent a cash fee of 6.00% of the aggregate gross proceeds from the sale of the securities in the offering. The Company also agreed to reimburse the Placement Agent for certain expenses incurred in connection with the offering, including its reasonable fees and expenses of legal counsel, up to $80,000. In addition, upon any exercise of the Warrants issued in the offering, the Company agreed to pay the Placement Agent a cash fee equal to 6.00% of the aggregate gross proceeds received upon the exercise of such Warrants in accordance with the Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(10).

Pursuant to the Placement Agency Agreement, the Company agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments the Placement Agent may be required to make in respect thereof.

A copy of the legal opinion of Holland & Knight LLP, relating to the validity of the shares in connection with the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer, solicitation or sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Series A Warrants, Series B Warrants, Securities Purchase Agreement (inclusive of the form of Lock-Up Agreement), and Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to such documents (or forms thereof), which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1, and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

On January 9, 2026, the Company issued a press release announcing the offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Form of Series A Warrant.
4.2	Form of Series B Warrant.
5.1	Opinion of Holland & Knight LLP.
10.1	Securities Purchase Agreement, dated January 8, 2026, by and between Clene Inc. and the Purchasers signatory thereto.
10.2	Placement Agency Agreement, dated January 8, 2026, by and between Clene Inc. and BTIG, LLC.
23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1).
99.1	Press release, dated January 9, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: January 13, 2026	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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